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                                                                   EXHIBIT 99-23

                 FOURTEENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                               DTE ENERGY COMPANY

      THIS FOURTEENTH AMENDMENT, dated as of the first day of March, 2002, by and between Fidelity Management Trust Company (the "Trustee") and DTE Energy Company (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated June 30, 1994, as amended, with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America and the MichCon Savings and Stock Ownership Plan (collectively and individually, the "Plan"); and and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1) Amending the "investment options" portion of Schedule "A" and "C" to add the following:

            -     Goldman Sachs CORE Small Cap Equity Fund - Institutional Class

      (2) Amending the "Non-Fidelity Mutual Funds" section of Schedule "B" to add the following:

            - 0 basis points for Goldman Sachs CORE Small Cap Equity Fund - Institutional Class

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourteenth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

 DTE ENERGY COMPANY                FIDELITY MANAGEMENT TRUST
                                   COMPANY

By: /s/ Dina L. McClung              By: /s/ Sarah Mullins
    --------------------                 --------------------------------------
    Dina L. McClung                      Sarah Mullins
         Date 2/28/02                    FMTC Authorized Signatory  Date 5/9/02

DTE Energy Company
14 th Amendment
LPS/Master Trust-Qualified Plans